EXIHIBIT 99.1

HPEV, Inc.

August 30, 2013

Dear shareholders of HPEV, Inc.:

The Company has made significant progress and we wanted to provide you with an update on our recent developments. The Company is:

•	Successful in raising $1.7 million allocated for operations and accelerated growth
•	On track to deliver on motor and generator projects with NYSE-traded partners and customers
•	Fully executing on our Mobile Generation System go-to-market initiative
•	Commercializing our patents by prepping for OEM orders of our submersible and dry-pit submersible pumps

Specifically, the Company has raised $1.7 million in the past four months to provide the capital to execute on our business opportunities (see below). It is management’s opinion that we have been funded to the point where we can comfortably drive our business through to profitability.

We plan, in the near term, to leverage our proprietary and patented thermal dispersion technology onto three platforms: the motor/generator market, the mobile electricity generation market and the water and wastewater marketplace. This process has already begun on several fronts:

1.
The motor and generator marketplace is a $100+ billion market. The Company’s target market is approximately $50 billion. The Company has two very active projects; each with a different NYSE-traded company. Management’s plan anticipates that these customers will be able to deliver fully tested and commercialized products to the marketplace starting in the fourth quarter of 2013. Additionally, the Company is in discussions on similar projects with other global motor and generator manufacturers.

2.
As previously reported, the Company and its partners are in the process of fully integrating HPEV technologies to commercialize the HPEV Mobile Generation System (“MG”). The MG is fully scalable and can be installed in Class 2 to Class 6 trucks and can act as a stand-alone system as well. Over the past two years, the Company has been working closely on this project with its manufacturing partners, Inverom and GearTech Heavy Duty to bring product to market as soon as is optimal within 2013. The funds are now in place to deliver and execute on the commercialization and roll out of this product line.

3.
The Company is also commercializing its original patents that were awarded for the global water and wastewater industry in the form of submersible and drypit submersible motors and pumps. This is a $30+ billion global market. Our pump manufacturing OEM’s will bring the product to market. Management anticipates that we will begin to take orders in the fourth quarter of 2013 for delivery throughout 2014 and beyond.

In addition…

In what management has determined is in the best interest of its shareholders and to accelerate the growth of the Company, the Company recently filed a lawsuit in United States District Court in Nevada against Spirit Bear Limited, an early investor in the company, and the three directors of the company nominated by Spirit Bear. Although much time and effort was incurred in attempting to reach an amicable settlement with Spirit Bear, recent actions initiated by Spirit Bear left the company with no other viable alternative.

In conclusion, we would like to reiterate that the company is moving ahead aggressively to implement its plans on all three platforms and drive the company toward profitability and increased value for both our customers and our shareholders.

We thank you for your continued interest in the Company.

Sincerely,

Timothy Hassett	Theodore Banzhaf
Chairman & CEO	President

Forward-Looking Statements:

This letter contains forward-looking statements, particularly as related to, among other things, HPEV, Inc.’s future operations. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, reliance on third parties, and other factors that may cause our actual results, performance or achievements, or developments in its industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to our ability to generate any sales or positive revenues in the markets described above, general economic conditions and other factors that are detailed in HPEV’s documents filed with the Securities and Exchange Commission. Statements made herein are as of the date of this letter and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. HPEV, Inc. does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from our expectations and estimates.